UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2010

WAYSIDE TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26408	13-3136104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1157 Shrewsbury Avenue, Shrewsbury, New Jersey	07702
(Address of principal executive offices)	(Zip Code)

732-389-8950

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

Wayside Technology Group, Inc. (the “Company”) held its annual meeting of stockholders on June 9, 2010.  At such annual meeting, 4,452,889 shares of our common stock were represented either in person or by proxy which is equal to 92.29% of our issued and outstanding common stock.  At our annual meeting, the Company’s stockholders voted to (i) elect the six nominees named below to the Company’s board of directors until the next annual meeting of the stockholders or until their successors are duly elected and qualified and (ii) ratify the appointment of Amper, Politziner and Mattia, LLP as the Company’s independent registered public accounting firm for 2010.

Proposal 1: Election of Directors —The number of votes for, withheld and abstained and all shares as to which brokers indicated that they did not have authority to vote with respect to each director nominee were as follows:

Nominee	Votes For	Votes Withheld	Votes Abstained	Broker Non- Votes
Simon F. Nynens	2,619,478	386,321	0	1,447,090

William H. Willett	2,617,223	388,576	0	1,447,090

F. Duffield Meyercord	2,617,588	388,211	0	1,447,090

Edwin H. Morgens	2,601,146	404,653	0	1,447,090

Allan D. Weingarten	2,616,932	388,867	0	1,447,090

Mark T. Boyer	2,927,043	78,756	0	1,447,090

Proposal 2: Ratification of the Appointment of Amper, Politziner and Mattia, LLP as the Company’s Independent Registered Public Accounting Firm for 2010 — The final number of votes cast for, against or abstaining and broker non-votes were as follows

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
4,370,553	78,096	4,240	0

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYSIDE TECHNOLOGY GROUP, INC.

Date: June 10, 2010	By:	/S/Simon F. Nynens
	Name:	Simon F. Nynens
	Title:	President and Chief Executive Officer

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